EXHIBIT 99.1

1259 NW 21st Street

Pompano Beach, FL 33069

NEWS

January 5, 2010

FOR MORE INFORMATION:

954-917-4114

HOWARD L. EHLER, JR.

CHIEF OPERATING OFFICER

IMPERIAL INDUSTRIES, INC. RECEIVES NASDAQ DEFICIENCY NOTICES

Regarding Failure to Maintain Minimum Closing Bid Price of $1.00

Per Share and Failure to Hold a Shareholders’ Meeting in 2009

Pompano Beach, FL………Imperial Industries, Inc. (Nasdaq CM: “IPII”) announced today that it has received two NASDAQ Staff Deficiency letters on December 30, 2009 and January 4, 2010, respectively, stating that (a) the Company’s common stock failed to close above the minimum closing bid price of $1.00 per share for 30 consecutive business days as required by NASDAQ Listing Rule 5550(a)(2) which requires all listed companies to maintain a minimum closing price of $1.00 per share and (b) the Company failed to hold an annual shareholders’ meeting by the end of its fiscal year ending December 31, 2009, in violation of the continued listing standard set forth in NASDAQ Listing Rule 4350(e),

In accordance with NASDAQ Listing Rule 5810 (c )(3)(A), the Company has been afforded a compliance period of 180 consecutive days, or until June 28, 2010, to regain compliance with the minimum closing bid price.

As previously reported in the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on December 29, 2009, the Company received a Staff Determination Notice from NASDAQ stating that the Company’s plan to regain compliance with NASDAQ Listing Rules related to maintaining a minimum stockholders’ equity of $2,500,000 was denied and as a result, the Company’s common stock would be delisted from the NASDAQ Capital Markets. In response to the notice and pursuant to applicable NASDAQ rules, the Company appealed the determination and was granted a hearing before a NASDAQ Listing Qualifications Panel on January 28, 2010 to request NASDAQ’s continued listing of the Company’s common stock on the NASDAQ Capital Market. The appeal stayed the delisting of its common stock pending the hearing. The Company will also be able to present its views with respect to its additional deficiency of not holding a shareholders’ meeting at the hearing scheduled on January 28, 2010. There can be no assurance that the Company will regain compliance, or will be able to demonstrate a plan to sustain compliance with the NASDAQ Listing Rules, in time to avoid delisting by NASDAQ.

For more information and a more complete description of the NASDAQ Deficiency Notices, please refer to the Company’s current report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on January 5, 2010.

Imperial Industries, Inc., a building products company, sells products primarily in the State of Florida and to a certain extent the rest of the Southeastern United States with facilities in the State of Florida. The Company is engaged in the manufacturing and distribution of stucco, plaster and roofing products to building materials dealers, contractors and others through its subsidiary, Premix-Marbletite Manufacturing Co. See our website at www.imperialindustries.com for more information about the Company.

Page 2 of News Release dated January 5, 2010

The statements in this press release contain certain forward-looking statements, which are subject to risks and uncertainties. Such statements, including those regarding, among other things, the success of the Company’s sales and marketing efforts, improvements in productivity, the Company’s strategy and future prospects, are dependent on a number of factors, including changes in economic, business, and competitive market conditions, and availability of financing, only some of which are within the Company’s control. Actual results could differ materially from those currently anticipated due to a number of factors, including those set forth in the Company’s Securities and Exchange Commission filings under “Risk Factors.” The Company assumes no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. A more detailed discussion of risks attendant to the forward-looking statements included in this press release are set forth in the “Forward-Looking Statements” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, filed with the Securities and Exchange Commission (“SEC”), and in other reports filed with the SEC.